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EXHIBIT 32.1


      NOTICE REGARDING CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

                             as adopted pursuant to

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I, Han Ming, the chief executive officer of AP Henderson Group ("the Company")., hereby state that as a result of the Company's inability to obtain the books and records of former foreign subsidiaries, Hyundai MultCAV, Ltd and the "Jingbo Assets" as defined in this Annual Report, I cannot certify to the income (loss) on discontinued operations or gain (loss) on the disposal of each of these foreign subsidiaries through the rescission of their respective merger agreements in 2004, and I cannot certify to the statements of income, retained earnings and cash flows years ended December 31, 2004 and 2003. Accordingly I can express no opinion on whether the Annual Report for the fiscal year ended December 31, 2004, as filed by the Company with the Securities and Exchange Commission, to which this Certification is an Exhibit, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I can certify that the information contained in the Form 10-K financial statements in this Annual Report fairly presents, in all material respects, the balance sheet of AP Henderson Group.


                                                 /s/ Han Ming
                                                 -------------------------------
                                                 Han Ming
                                                 Chief Executive Officer
                                                 Date:  June 21, 2005

A signed original of this written statement has been provided to AP Henderson Group and will be retained by AP Henderson Group. and furnished to the Securities and Exchange Commission or its staff upon request.